VOTING TRUST AGREEMENT

         This agreement is made this 9th day of February, 1999, among Stephen E. Levine as Beneficiary and Marianne Sum as Trustee.

         Whereas, Marianne Sum is the owner of 100,000 options for shares of stock of Scottsdale Scientific, Inc., a Florida corporation, and the person who signs this agreement as Beneficiary owns shares of the stock of Scottsdale
Scientific, Inc. in the number set forth opposite his signature to this agreement.

         Now, therefore, the Trustee and Beneficiary hereby enter into this Agreement and Declaration of Trust for the purpose of insuring stability and continuity in the management and control of the affairs of Scottsdale Scientific, Inc. (the "Corporation") as follows:

         ss. 1.1 Definitions.  Unless otherwise stated in the agreement:

         "Stock" or "Shares" refers to all voting stock of Scottsdale Scientific, Inc., and includes all shares or other securities that may at any time be exchanged for shares of the common stock of the Corporation pursuant to a merger, consolidation or other reorganization.

         "Corporation" refers to Scottsdale Scientific, Inc., and shall include any and all successors to all or substantially all of the assets and business of Scottsdale Scientific, Inc..

         "Beneficiary: means those persons with the rights and duties of a Beneficiary described herein.

         "Trustee" means the persons with the rights and duties of the "Trustee" described herein.

         "Voting Trust  Certificate"  means the document given by the Trustee to
the  Beneficiary  to  evidence   deposit  of  stock  with  the  Trustee  by  the
Beneficiary.

         "Majority of Beneficiary" means the Beneficiary holding Voting Trust Certificates representing a majority of the voting power of the stock deposited with the Trustee pursuant to this agreement.

         "Parties to this agreement" means any party hereto or his successor in interest.

         ss. 1.2 Creation and Termination of the Trust. The effective date of this Agreement is February 1, 1999 and the agreement shall be irrevocable until January 31, 2000.

         At any time within thirty (30) days prior to the time of expiration of the agreement as originally fixed or last extended, the Trustee under the voting trust agreement may, by written

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agreement  and with the written  consent of the Trustee,  extend the duration of the voting trust agreement with respect to their shares for an additional period not exceeding one (1) year from the expiration date of the trust as originally fixed or last extended. This right shall be mutual, after one extension (after January 31, 2000) providing that the Beneficiary and the Trustee must approve the extension should it be requested beyond January 31, 2001. As an example should the Trustee determine to extend the Voting Trust it will be effective until January 31, 2000. After that time any extension beyond January 31, 2001 shall be done only with the mutual consent of Beneficiary and Trustee.

         Provided, that the shares deposited in Trust by any Beneficiary may be required by such Beneficiary to be sold free of this trust pursuant to the terms of ss. 1.5 of this agreement.

         ss. 1.3 Delivery of Shares into Trust, Issuance and Delivery of Voting Trust Certificates; Redelivery of Stock Upon Termination of Trust. The Beneficiary agrees to deliver to the Trustee the certificates of all stock of the Corporation owned by such Beneficiary, and all stock of the Corporation acquired after the effective date of this agreement and before the termination of this agreement, duly endorsed for transfer, together with such sums as are necessary to pay any taxes imposed on the transfer of such shares. The Trustee agrees that she will cause the shares of stock to be transferred on the books of the Corporation to the Trustee in her capacity as Trustee. The Trustee agrees to issue and deliver to the Beneficiary a Voting Trust Certificate evidencing receipt by the Trustee of Stock subject to the terms of this agreement. The Voting Trust Certificate shall be in the form of Exhibit "A" attached hereto. Within ten (10) days after the termination of this agreement, the Trustee shall redeliver to the holders of record of Voting Trust Certificates, the stock certificates representing the number of shares of stock or the net proceeds thereof for which the Voting Trust Certificates were issued, provided the holder of record of the Voting Trust Certificate surrenders the Voting Trust Certificate properly endorsed and accompanied by payment of sums sufficient to cover any stamp tax or governmental charge attributable to the transfer of or redelivery of the stock certificates.

         ss. 1.4 Powers and Rights Granted the Trustee. The Beneficiary in conveying legal title to his stock to the Trustee agrees that, by virtue of her control of the stock during the term of and pursuant to this agreement, the Trustee shall be the sole possessor of the following Stockholders' rights in that stock:

         (a) the right to vote the stock in person or by nominee, agent, attorney-in-fact or proxy at all meetings of Stockholders;

         (b) the right to participate in, consent to, or ratify any corporate or Stockholders' action;

         (c) the right to receive all dividends and distributions in cash, kind, or in any other property;

         (d) the right to become financially interested in any matter or transaction to which the Corporation or any company subsidiary to, controlled by, or affiliated with the Corporation may be

                                      E-25

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a party, and the right to contract with or become financially  interested in any company subsidiary to, controlled by or affiliated with the Corporation as fully and freely as though the Trustee were not the Trustee hereunder.


         It shall be the duty of the Trustee, and she shall have full power and authority, and she is hereby fully empowered and authorized, to represent the holders of such trust certificates and the stock transferred to the Trustee as aforesaid, and to vote upon the said stock, as in the judgment of the Trustee may be for the best interest of the said company, at all meetings of the Stockholders of the said Corporation, in the election of Directors and upon any and all matters and questions which may be brought before such meetings, as fully as any Stockholder might do if personally present, provided, however, that the Trustee shall vote on the following matters only as directed by the beneficial owners of two-thirds in amount of the shares of stock subject of this trust:

         (1) Proposals to dissolve the Corporation, or to merge or consolidate it with another Corporation or Corporations;

         (2)   Proposals  to  amend  the  Articles  of   Incorporation   of  the
Corporation;

         (3) Proposals to sell substantially all the assets of the Corporation not in the ordinary course of business; and

         (4) Proposals which will have the effect, directly or indirectly, of reducing substantially the voting power, right to dividends, or rights to the assets of the Corporation upon liquidation, of the shares of stock subject of the trust.

         The Trustee, in accepting legal title to the stock deposited pursuant to this Agreement, agrees to exercise her best judgment in the interest of the Corporation to assure proper, stable, and continuous management of the affairs of the Corporation, but the Trustee is not responsible for the acts of the Directors and Officers of the Corporation whether or not taken pursuant to the vote or consent of the Trustee as Stockholders, or whether ratified afterwards by the Trustee as a Stockholder.

         The Trustee does not have the right or authority to sell or otherwise dispose of any of the stock deposited in Trust except as provided by this agreement.

         The Trustee shall, at all times during the term of this Agreement, be elected, by vote of the Trustee, a Director of Scottsdale Scientific, Inc. unless she declines, in writing, to act as such.

         ss. 1.5 Dividends and Other Distributions; Sale of Shares Free of Trust. The Trustee shall distribute to each registered holder of a Voting Trust Certificate or Certificates cash payments equal to the amount of cash dividends received by the Trustee on account of the stock for which such Voting Trust Certificates were issued.

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



         The Trustee may fix a date not exceeding twenty (20) days preceding any date for the payment or distribution of dividends or for the distribution of assets or rights as a record date for the determination of the Voting Trust Certificate holders entitled to receive such payment or distribution, and the holders of Voting Trust Certificates of record on such date shall be exclusively entitled to participate in such payments or distributions. In any case in which the Trustee shall fail to fix such a record date, the date three (3) days prior to the date of payment or distribution of dividends or the distribution of assets or rights, shall constitute the record date for the determination of the holders of Voting Trust Certificates entitled to receive such payment or distribution.

         If the Trustee receives, as a dividend or distribution on account of stock held in this Trust, any additional shares of the stock of the Corporation, the Trustee shall hold such additional shares in trust subject to all the terms and conditions of this agreement. Any such dividend or distribution of stock shall be held for the benefit of the Beneficiary who is the beneficial owner of the stock on account of which the particular stock dividend or distribution was issued and the Trustee shall issue to that Beneficiary additional Voting Trust Certificates (in the form of Exhibit "A"), evidencing retention by the Trustee of such stock dividends or distributions subject to this Trust.

         If the Trustee receives any moneys (other than cash dividends), or any property (other than shares of stock of the Corporation) through a distribution by the Corporation to its Stockholders, the Trustee shall distribute such money or property to the holders of Voting Trust Certificates to stock on account of which such money or property was distributed.

         If any securities of the Corporation shall be offered for subscription to the holders of stock held by the Trustee subject to this agreement the Trustee shall mail to each Voting Trust Certificate holder a copy of the notice of such offer promptly upon the receipt of such notice by the Trustee. Upon receipt of a request from a registered Voting Trust Certificate holder to subscribe to the issuance of securities, the Trustee shall make such subscription and payment on behalf of such Voting Trust Certificate holders; provided that such request is received by the Trustee at least five (5) days prior to the last date fixed by the Corporation for subscription and payment, and provided further that such request is accompanied by the sum of money required to be paid for such securities. Upon receiving from the Corporation the certificates for voting securities so subscribed for, the Trustee shall retain such voting securities and issue to the Voting Trust Certificate holder subscribing to such voting securities a Voting Trust Certificate evidencing retention by the Trustee of such voting securities subject to this Trust. Upon receiving from the Corporation the certificates for non-voting securities so subscribed for, the Trustee shall deliver such non-voting securities to the Voting Trust Certificate holder subscribing to such non-voting securities.

         If any subscription rights are not exercised by any of the Voting Trust Certificate holders entitled to subscribe, the Trustee may subscribe and pay for the new securities on behalf of any other Voting Trust Certificate holder or holders who requests such subscription by sending notice of such request and payment for the securities in the manner described above. Upon receipt of securities so subscribed for, the Trustee shall distribute non-voting securities or Voting Trust Certificates for voting securities, as provided above.

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



         Upon the request of any Beneficiary, the Trustee shall sell, free of this agreement, any or all shares, the beneficial ownership of which is evidenced by a Voting Trust Certificate registered in the name of such Beneficiary on the records of the Trustee. All transfer taxes or other expenses incident to any such sale shall be paid by the Beneficiary requesting such sale. Such sale free of trust shall be on such terms as are approved by the Beneficiary requesting the sale. However, any Beneficiary requesting a sale of shares free of this trust shall redeposit in trust any shares of the Corporation thereafter acquired by such Beneficiary by inter vivos gift or by purchase, but need not deposit shares thereafter received by any bequest or inheritance.

         ss. 1.6 Administration of Trust Agreement. The Trustee shall maintain a Register of the holders of all outstanding Voting Trust Certificates and the Trustee may treat the duly registered holder of each Voting Trust Certificate as the absolute owner of such Voting Trust Certificate. Upon presentation to the Trustee of a Voting Trust Certificate duly endorsed in blank for Transfer as provided on the Voting Trust Certificate the Trustee shall enter in the register the name of the Transferee as the absolute owner of such Voting Trust Certificate. The Trustee is not bound or affected by any other notification of a change in ownership of a Voting Trust Certificate although the Trustee may, at her discretion, accept other evidence of such a change in ownership of a Voting Trust Certificate and enter such change upon the register.

         The Trustee may give any required notice to the registered holders of Voting Trust Certificates by mailing such notice, postage prepaid, to the address appearing on the register for such Voting Trust Certificate holders. Any notice required to be given the Trustee shall be mailed, postage prepaid, to the Trustee at _______ Street, _______, _______, or to such other address hereafter fixed by the Trustee as the place where she is to receive notices. The Trustee shall give to registered holders of Voting Trust Certificates notice of any change of her address. Any notice to the Corporation by any party hereto must be mailed, postage prepaid, to the Officers of the Corporation at its principal place of business, 30806 Santana Street, Hayward, California 94544, or such other location to which the principal place of business of the Corporation is hereafter removed.

         This Trust Agreement is to be governed by the laws of the State of California. The Trustee is authorized to construe this agreement and her reasonable construction made in good faith shall be conclusive and binding upon holders of Voting Trust Certificates or any party claiming any right under this trust. The Trustee may seek the advice of legal counsel, which counsel may also be counsel for the Corporation, and any action taken in good faith in accordance with the opinion of such counsel shall be conclusive upon the parties to this agreement and the Trustee shall not be liable to the parties to this agreement on account of such action.

         The Trustee is authorized to incur and pay those reasonable expenses and charges which she deems necessary to the administration of this agreement, including, but not limited to, necessary fees and charges for the services of legal counsel. The Trustee shall not be required to give any bond or other security for the discharge of her duties under this trust. The Trustee shall be entitled to reasonable compensation for their services as Trustee, and to reimbursement for reasonable expenses and charges incurred in the administration of the agreement, which compensation and reimbursement shall be paid by the Beneficiary in proportion to his beneficial interests.

         ss. 1.7 Inspection of Voting Trust Agreement. A duplicate of the voting trust agreement and any extension thereof shall be filed with the Secretary of the Corporation and shall be open to inspection by a Stockholder, a holder of a voting trust certificate or the agent of either upon the same terms as the record of Stockholders of the Corporation is open to inspection.

         ss. 1.8 Trustee's Indemnity. The Trustee shall be entitled to be fully indemnified out of the dividends coming to her hands against all costs, charges, expenses, and other liabilities properly incurred by her in the exercise of any power conferred upon her by these presents; and the Beneficiary hereby covenants with the Trustee that in the event of the moneys and securities in her hands being insufficient for that purpose the Beneficiary will in proportion to the amounts of his shares and interests save harmless and keep indemnified the Trustee of and from all loss or damage which she may sustain or be put to by reason of anything she may lawfully do in the execution of this trust.

         ss. 1.9 Additional Trustee. The voting Trustee for the time being shall have the power and authority by a consent in writing filed with Scottsdale Scientific, Inc. and a copy of which shall be mailed to the Beneficiary at his address as the same shall appear upon the books of the Trustee, to add from time to time one or more Trustees to the number of Trustees under this Agreement, provided, however, that no person shall be so added as a Trustee unless he or she shall at the time of his or her designation as a Trustee be the holder of not less than one thousand (1,000) shares of the common stock of Scottsdale Scientific, Inc. at the time of his or her acceptance of the designation as a Trustee and as a condition to his or her becoming such a Trustee, shall be transferred by him or her to the Trustee under the terms and provisions of this Agreement, and provided further that such person so designated shall continue to be a Stockholder of record with respect to at least one thousand (1,000) shares of the common stock of Scottsdale Scientific, Inc. Any Trustee so appointed and added shall immediately become vested with all the rights, property, powers and authority vested in Trustee pursuant to this agreement.

         ss. 2.1 Titles and Subtitles. Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

         ss. 2.2 Words and Gender or Number. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         ss. 2.3 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

         ss. 2.4 Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         ss. 2.5 Effective Date. This Agreement shall be effective only upon execution by all of the proposed parties.

         ss. 2.6 Waiver. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

         ss. 2.7 Applicable Law. This Agreement shall be subject to and governed by the laws of the State of California.

         ss. 2.8  Assignment.  This Agreement shall be binding upon and inure to
the  benefit  of  the  parties  hereto  and  their   respective   heirs,   legal
representatives, executors, administrators, successors and assigns.

         Entered into this 9th day of February, 1999.


MARIANNE SUM, TRUSTEE

/s/ Marianne Sum
----------------



STEPHEN E. LEVINE, BENEFICIARY                                 NUMBER OF SHARES

/s/ Stephen A. Levine                                          9.8 million
----------------------------------------                       -----------------

                                   EXHIBIT "A"

             VOTING TRUST CERTIFICATE FOR SHARES OF COMMON STOCK OF
                           SCOTTSDALE SCIENTIFIC, INC.

         This  document   certifies   that  Stephen  Levine  is  the  registered
beneficial owner of 9.8 million shares of the common stock of Scottsdale Scientific, Inc., a Florida corporation, and that those shares have been transferred to, and are held by, Marianne Sum as Trustee pursuant to the Voting Trust Agreement of February 9, 1999, between the Trustee and Steven Levine, a stockholder of Scottsdale Scientific, Inc., as Beneficiary.

         Under the terms of the agreement: (1) the Voting Trust will expire on February 9, 2000 unless the term thereof is altered pursuant to the Agreement;
(2) the Trustee possess the right to vote the above-mentioned shares as the absolute legal owner thereof and the holder of this Voting Trust Agreement possesses no voting rights in such shares.

         This Voting Trust Certificate may be transferred. The transferee will be entitled to the rights enjoyed by the above named registered beneficial owner of the shares only upon surrender of this Voting Trust Certificate properly endorsed. Upon such surrender the Trustee shall issue to the transferee hereof a new Voting Trust Certificate in the name of such transferee and will treat such party as the beneficial owner of the shares represented by this certificate. The transferee agrees to be bound by the terms of the Voting Trust Agreement, a copy of which will be furnished by the Trustee to the holder or transferee of this certificate upon request.

         Dated:  February 9, 1999.


By: /s/ Marianne Sum
--------------------
As Trustee under the Voting Trust Agreement

                      REVERSE OF VOTING TRUST CERTIFICATE:

         For value received, Stephen A. Levine hereby transfers to Marianne Sum the beneficial ownership of 9.8 million shares of Common Stock of Scottsdale Scientific, Inc. represented by this Voting Trust Certificate and does hereby irrevocably authorize the transferee to procure the transfer to the transferee or his or her nominee of beneficial ownership of those shares on the records of the Trustee holding legal title to those shares.


         Dated: February 9, 1999.



-----------------------------------------

In the presence of:

/s/ Samantha Jewert
-----------------------------------

                                  ADDENDUM TO
                             VOTING TRUST AGREEMENT


The attached Voting Trust Agreement ("Agreement") between Stephen E. Levine ("Beneficiary") and Marianne Sum ("Trustee") dated February 9, 1999, is hereby modified and supplemented as follows, with all capitalized terms herein having the definitions set forth in the Agreement:

1. RESOLUTION OF DISPUTES. If any disputes arise between Beneficiary and Trustee regarding the Agreement or the management of the Company during the time the Agreement is in effect, such disputes shall be presented to the board of directors of the Corporation and discussed at a special meeting of the board called pursuant to applicable notice provisions for such meetings. All such disputes shall be resolved by majority vote of the disinterested board members. In connection with any such dispute, the Agreement shall be subject to termination at any time by a majority vote of disinterested board members, which termination shall be effective upon written notice hereof to Trustee and Beneficiary.

2. DILUTION RESTRICTION. Notwithstanding any terms of the Agreement to the contrary, Trustee shall not, without the prior written consent of Beneficiary, vote any of the stock held in this Trust nor take any other action in favor of any offering, sale or grant of shares of the Corporation which could result in a dilution of the stock in the Trust to less than 51% equity ownership of the Corporation.

3. TERM. Notwithstanding any other terms of the Agreement to the contrary, the Agreement shall terminate one year from the date of the Agreement unless it is renewed by the written consent of Trustee and Beneficiary.

This Addendum is executed this 9th day of February, 1999.

MARIANNE SUM, TRUSTEE

/s/ Marianne Sum
----------------


STEPHEN E. LEVINE, BENEFICIARY

/s/ Stephen A. Levine
---------------------
                                      E-33
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